Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

101 California Street, Floor 38 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

William H. McDavid

General Counsel

270 Park Avenue

New York, New York 10017

Tel: (212) 270-2611

(Name, address and telephone number of agent for service)

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact name of obligor as specified in its charter)

Pennsylvania	23-1498399
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

2101 Blair Mill Road Willow Grove, PA	19090
(Address of principal executive offices)	(Zip Code)

Convertible Subordinated Notes

(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 16th day of September, 2004.

J. P. Morgan Trust Company, National Association

By	/s/ Catherine Lenhardt
Catherine Lenhardt
Vice President

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Exhibit 7. Report of Condition of the Trustee.

Consolidated Report of Condition of J.P. Morgan Trust Company, N.A., (formerly Chase Manhattan Bank and Trust Company, N.A.)

(Legal Title)

Located at	1800 Century Park East, Ste. 400	Los Angeles,	CA	90067
	(Street)	(City)	(State)	(Zip)

as of close of business on June 30, 2004

($000)
Assets
Cash and Due From Banks	$26,366
Securities	115,613
Loans and Leases	110,964
Premises and Fixed Assets	12,083
Intangible Assets	391,238
Goodwill	250,990
Other Assets	47,784

Total Assets	$955,038

Liabilities
Deposits	$94,257
Other Liabilities	92,800

Total Liabilities	187,057
Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	65,794

Total Equity Capital	767,981

Total Liabilities and Equity Capital	$955,038

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